As filed with the Securities and Exchange Commission on June 1, 2018
Registration No. 333-64308

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________

THE FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)
______________________________

Maine 01-0404322
(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No)

P.O. Box 940
Damariscotta, Maine 04543
Telephone: (207) 563-3195
(Address, including zip code, and telephone number, including area code, of registrant’s principal )
______________________________

Richard M. Elder
Executive Vice President and Chief Financial Officer
The First Bancorp, Inc.
P.O. Box 940
Damariscotta, Maine 04543
Telephone: (207) 563-3195
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________
With a copy to:
David J. Champoux, Esq.
Pierce Atwood LLP
254 Commercial Street
Portland, Maine 04101
Telephone: (207) 791-1364
______________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Post-Effective Amendment No. 1 to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐ Accelerated filer ☑     Non-accelerated filer ☐

Smaller reporting company ☐(Do not check if a smaller reporting company) Emerging growth company ☐

____________________________________________________________________________________________________

The registrant is not registering additional securities. The registrant previously paid a registration fee of $901.25 in relation to the registration of shares of common stock, $0.01 par value per share, with a maximum aggregate offering price of $3,606,000 under the registrant’s original Registration Statement on Form S-3 (file no. 333-64308) filed with the Commission on July 2, 2001. Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (file no. 333-64308) is being filed to reflect changes in the administration of the First Bancorp, Inc. Dividend Reinvestment Plan.

Exhibit 99.1 The First Bancorp. Inc. Dividend Reinvestment Plan (included in prospectus)

PROSPECTUS

DIVIDEND REINVESTMENT PLAN
THE FIRST BANCORP, INC.

600,000 SHARES OF
COMMON STOCK

The First Bancorp, Inc. Dividend Reinvestment Plan (the “Plan”) provides holders of the common stock of The First Bancorp, Inc. (the “Company”) with a convenient way to purchase additional shares of the Company’s common stock, by permitting participants in the Plan to automatically reinvest cash dividends on some or all of their shares enrolled in the Plan. Participation in the Plan is entirely voluntary so that shareholders may join the Plan and terminate their participation in the Plan at any time.

The Company intends to direct the Plan administrator to purchase shares of the Company’s common stock in the open market, in privately negotiated transactions, or directly from the Company by purchasing authorized but unissued shares at a price based on the market value of a share of common stock as defined by the NASDAQ Global Select Stock Market. The Company will not receive proceeds from sales made in the open market or in privately negotiated transactions. It will receive all of the proceeds in sales made directly by the Company. The Company is authorized to issue up to 600,000 shares of its common stock under the Plan (reflecting a stock split effectuated by the Company on June 1, 2004), and as of May 25, 2018, 337,683.4192 shares remained available for issuance under the Plan. As of May 25, 2018, the closing market price of our common stock was $28.96. The Company’s common stock is listed on the NASDAQ Global Select Stock Market under the symbol “FNLC”. Cash dividends, if and when declared and paid, will be reinvested under the terms of the Plan. Shareholders may participate in the Plan with respect to all or a portion of their shares of common stock.

We provide a summary of the Plan in this prospectus in an easy to understand question and answer format. We encourage you to read it carefully. If you have any additional questions, please call Broadridge Corporate Issuer Solutions, Inc., the Plan administrator, at (866) 321-8022. We recommend that you retain this prospectus for future reference.

An investment in common stock held in the Plan account has the same market risks as an investment in common stock held in certificate form. Participants bear the risk of loss (and receive the benefit of gain) occurring by reason of fluctuations in the market price of the common stock held in the Plan account.

These shares are not deposits, are not insured by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Company, or any other governmental agency, and are subject to investment risk, including the possible loss of principal.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Company, the Maine Bureau of Financial Institutions, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page 2 for a discussion of various factors which shareholders should consider about an investment in our common stock.

The date of this prospectus is June 1, 2018.

STATEMENT OF AVAILABLE INFORMATION

The Company’s principal executive offices are located at PO Box 940, Main Street, Damariscotta, Maine 04542, and its telephone number is (207) 563-3195. The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Our filings with the Commission are available to the public at the Commission’s website at http://www.sec.gov. Copies of certain information filed by us with the Commission are also available on our website at http://www.thefirstbancorp.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the Commission’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.

The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities to be issued pursuant to the Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this registration statement information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this incorporated information. In all cases, you should rely on the later information over different information included in this prospectus. The following documents filed with the Commission are incorporated in this prospectus by reference, except to the extent that information contained in such filings is deemed “furnished” in accordance with Commission rules:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 14, 2018;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on May 9, 2018;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on January 17, 2018, March 22, 2018, March 30, 2018, April 18, 2018 and April 27, 2018; and

(d)
All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of common stock pursuant to the Plan covered by this prospectus.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in the documents incorporated in this prospectus by reference. Upon written or oral request, we will provide without charge a copy of any or all documents incorporated by reference herein, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Written or oral requests for copies of this prospects and documents we have incorporated by reference should be directed to:
Richard Elder, Executive Vice President and Chief Financial Officer
The First Bancorp, Inc.
Post Office Box 940, Damariscotta, ME 04543, (207) 563-3195

SUMMARY INFORMATION ABOUT THE FIRST BANCORP, INC.
We are a financial holding company organized under the laws of the State of Maine and registered under the Bank Holding Company Act of 1956. We are committed to the delivery of financial services through our subsidiary, First National Bank (the “Bank”). Founded in 1864, First National Bank is an independent community bank serving Mid-Coast, Eastern and Down East Maine with 16 offices in Lincoln, Knox, Hancock, Penobscot and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of the Bank, provides investment advisory, private banking and trust services from five offices in Lincoln, Knox, Penobscot and Hancock Counties. As of March 31, 2018, the Company had:

•	Consolidated assets of $1,871,815,000

•	Total deposits of $1,428,192,000

•	Total loans of $1,188,002,000

•	Total shareholders’ equity of $181,372,000.
The market price for the Company’s common stock during the year ended December 31, 2017 ranged from a high of $33.07 per share to a low of $25.00 per share. On May 25, 2018, the last reported sale price for the Company’s common stock on the NASDAQ Global Select Market System was $28.96.
The Company has established the Plan, which is set forth in its entirety in this prospectus, in order to provide interested stockholders with a convenient, less expensive means of reinvesting their cash dividends (which totaled $0.95 per share in 2017) on the Company’s common stock.

RISK FACTORS
The purpose of the Plan is to provide a convenient and useful service for the Company’s shareholders. Nothing in this prospectus represents a recommendation by the Company or anyone else that a person buy or sell the Company’s common stock. We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the Plan.
Before you invest in the Company’s common stock, you should be aware that an investment in our common stock involves a variety of risks, including the risks and uncertainties described under the caption “Risk Factors” included in Part 1, Item 1A for our Annual Report on Form 10-K for the year ended December 31, 2017, any updates that may be described in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we may file in the future, all of which are incorporated by reference into this prospectus, and the risks described below:
Issuance of additional shares of common stock could dilute or depress the value of your shares of the Company’s common stock.
Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the Company’s common stock. The issuance of additional shares also could dilute the percentage ownership interest and corresponding voting power of the prior shareholders.
Participants are subject to the risk of market fluctuations because they will not have the ability to direct the price or timing of purchases under the Plan.
You do not have control or authority to direct the price or time at which common stock is purchased or sold for Plan accounts. Therefore, you bear the market risk associated with fluctuations in the price of common stock.
The Company’s common stock is Not Widely Traded.
Although the Company’s common stock is traded on the NASDAQ Global Select Market System, trading activity in the stock historically has been sporadic at times and trading volumes have not been high. Also, the spread between bid and asked prices with respect to the Company’s common stock can be relatively substantial. Purchasers of the Company’s common stock under the Plan should be prepared for limited opportunities to liquidate their investment in the Company should they decide to do so.
The Company’s Articles of Incorporation Could Discourage Acquisition Proposals Directed at the Company.
The Company’s Articles of Incorporation contain provisions requiring super-majority shareholder approvals of many transactions that could provide shareholders an opportunity to realize on their investments in the Company. These provisions, which are summarized under the caption “Description of common stock”, could have the effect of discouraging prospective acquirers from initiating or pursuing proposals to acquire the Company or the Bank, and could make more difficult or prevent the consummation of such a transaction.
DIVIDEND REINVESTMENT PLAN
The following, in question and answer form, are the provisions of the Plan. Those holders of common stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, by check.
Purpose

1.	What is the purpose of the Plan?
The purpose of the Plan is to provide record owners of common stock with a simple and convenient way of investing cash dividends in shares of common stock, all without payment of any brokerage commissions, service charges or other expenses. To the extent such shares are purchased from the Company, the Company will receive additional funds to finance the continuing operations of the Company and its subsidiaries. The Plan offers eligible holders an opportunity to invest conveniently for the long-term. The Plan is not intended to provide a mechanism for generating short-term profits or engaging in other strategies involving rapid turnover of shares or proliferation of accounts. The Company accordingly reserves the right to refuse to allow participation in the Plan and/or to modify, suspend or terminate participation by otherwise eligible record owners who engage in, or who the Company believes may engage in, such practices or other practices deemed by the Company to be inconsistent with the purposes of the Plan or detrimental to the Plan or other participants.
Advantages

2.	What are the advantages of the Plan?
Participants in the Plan may:

–	Reinvest all or part of their dividends on shares of common stock automatically.

–	Avoid charges for brokerage commissions or fees on all investments under the Plan.

–	Invest the full amount of all dividends since the Plan allows fractions of a share to be held under the Plan.

–	Avoid cumbersome safekeeping requirements through free custodial services under the Plan.

–	Avoid inconvenience and expense of recordkeeping through the free reporting provisions of the Plan.
Participation

3.	Who is eligible to participate?
All record owners of common stock are eligible to participate in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker or nominee) must become owners of record by having the number of shares as to which they wish to participate transferred into their names. Shareholders can participate with respect to all or less than all of their shares.

4.	How does an eligible shareholder become a participant?
An eligible shareholder may enroll in the Plan at any time by logging into his, her or its account at https://investor.broadridge.com and selecting “Dividend Options”. Shareholders may also enroll in the Plan by submitting an enrollment form to the Agent, Broadridge Corporate Issuer Solutions, at the address listed below. An enrollment form can be obtained through the Agent’s website http://shareholder.broadridge.com or by calling Customer Service at 1-866-321-8022.

Written Inquiries:	Overnight Mail:
Broadridge Corporate Issuer Solutions, Inc. PO Box 1342 Brentwood, NY 11717-0718	Broadridge Corporate Issuer Solutions, Inc. Attention: IWS 1155 Long Island Avenue Edgewood, NY 11717-8309

5.	When may a shareholder join the Plan?
An eligible shareholder may join the Plan at any time. If an Enrollment Form specifying reinvestment of dividends is received by the Agent at least five (5) days before the record date for a dividend payment, reinvestment will commence with that dividend payment. If the Enrollment Form is not received at least five (5) days prior to the record date or after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date. The record date for determining shareholders who will receive dividends normally precedes the dividend payment date by three to four weeks. Dividend payment dates ordinarily are the last Friday of the first month in the quarter.

6.	What does the Enrollment Form provide?
By marking the appropriate spaces on the Enrollment Form you may choose among the following investment options:

–	To reinvest automatically cash dividends on all shares registered in your name.

–	To reinvest automatically cash dividends on less that all of the shares registered in your name (a specified number of whole shares) and continue to receive cash dividends on the remaining shares.

–	To deposit certificates for common stock with the Agent as explained under Question 16.
Dividends on all shares purchased for your account under the plan will be reinvested automatically in additional shares of common stock.

7.	May a participant change his or her method of payment after enrollment?
Yes, you may change your investment option at any time by logging into your account at https://investor.broadridge.com and selecting “Dividend Options”. You may also change your election by submitting an enrollment form to the Agent. An enrollment form can be obtained through the Agent’s website http://shareholder.broadridge.com or by calling Customer Service at 1-866-321-8022. If you elect to participate through the reinvestment of dividends but later decide to reduce the number of shares on which dividends are being reinvested, an Enrollment Form indicating a change of options must be received by the Agent at least five (5) days prior to a particular dividend record date in order to stop any unwanted reinvestment of dividends paid on that dividend payment date. If you want to terminate your participation in the Plan, see Question 17.

8.	Who administers the Plan?
Broadridge Corporate Issuer Solutions administers the Plan for participants, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Shares purchased under the Plan will be registered in the name of the Agent or its nominee as agent for the Company in the Plan.
The Agent can be contacted at any time at:
Website: http://shareholder.broadridge.com
Phone Number: 1-866-321-8022
Email Address: shareholder@broadridge.com

Written Inquiries:	Overnight Mail:
Broadridge Corporate Issuer Solutions, Inc. PO Box 1342 Brentwood, NY 11717-0718	Broadridge Corporate Issuer Solutions, Inc. Attention: IWS 1155 Long Island Avenue Edgewood, NY 11717-8309
The Agent may at any time (1) resign by giving written notice to the Company, or (2) be removed by the Company. In the event a vacancy occurs in the office of Agent, the Company shall appoint a successor Agent, which may be the Company or one of its subsidiaries.
Costs

9.	Are there any expenses to participants in connection with purchases under the Plan?
No, you will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration to the Plan will be paid by the Company. However, participants may incur costs in connection with sales of shares. See Questions 17 and 19. Participants may incur tax liability as a result of payment by the Company of expenses in connection with open market purchases of shares for Plan participants, as explained under Question 21.
Purchases

10.	How many shares of common stock will be purchased for participants and what is the source of shares purchased under the Plan?

If you become a participant in the Plan, the number of shares purchased for you will depend on the amount of your dividends and market prices of the common stock. The number of shares purchased for your account, including fractions computed to four decimal places, will be equal to the total amount to be invested by you divided by the purchase price per share. (See Question 12)
Shares purchased under the Plan will be, at the Company’s discretion, either newly issued shares, shares of treasury stock held by the Company or shares purchased for Plan participants in the open market, or a combination of the foregoing. Newly issued shares and treasury shares will be purchased directly from the Company. The decision to purchase shares for Plan participants in the open market will be made by the Company based upon general market conditions, the relationship between purchase price and book value per share, regulatory regulations and other factors.
Shares purchased under the Plan in the open market will be purchased by the Agent through an independent broker-dealer. The Company may appoint a different entity to conduct such purchases without notifying Plan participants.

11.	When will shares of common stock be purchased under the Plan?
When shares are purchased from the Company, purchases will be made on the dividend payment date with dividends paid on that dividend payment date.
When shares are purchased in the open market, the Agent will use dividends paid on a dividend payment date to purchase shares in the open market as soon as practical and within thirty (30) days after that dividend payment date, unless a longer period is necessary or advisable because of federal securities laws or market conditions. Such open market purchases may be made on any securities exchange where shares of the Common Stock are traded, in the over-the-counter market or in negotiated transactions and may be subject to such terms with respect to price, delivery, and other matters as the Agent may agree to.

12.	At what price will shares of common stock be purchased under the Plan?
Common stock will be purchased under the Plan from the Company at a price per share equal to the average of the daily bid and asked prices of the common stock reported on the NASDAQ Global Select Market System; or, if trading is halted or suspended, for a substantial amount of time during any trading day during the five (5) day period; or, if publication of the bid and asked prices of the common stock on any such trading day does not take place or contains a reporting error, the purchase price of shares purchased from the Company shall be determined by the Company on the basis of such market quotations as it shall deem appropriate.
The price to a Plan Participant of shares purchased in the open market under the Plan will be the weighted average price of common stock purchased in the open market for all Plan participants in respect of a particular dividend payment.
Reports to Participants

13.	What reports will be sent to participants in the Plan?
As soon as practicable after each purchase you will receive a statement of your account showing amounts invested, purchase prices, shares purchased and other information for the year-to-date. THIS STATEMENT WILL PROVIDE A RECORD OF THE COST OF PURCHASES UNDER THE PLAN AND SHOULD BE RETAINED FOR TAX PURPOSES. In addition, you will receive copies of the same communications sent to every other holder of common stock, including the Company’s annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.
Dividends

14.	Will participants be credited with dividends on shares held in their accounts under the Plan?
Yes, the Agent will receive dividends (less the amount of any tax withheld) for all Plan shares held on the dividend record date and credit them to participants’ accounts on the basis of full shares and fractions of a share credited to those accounts on that record date. Such dividends received will be reinvested automatically in additional shares of common stock as a dividend reinvestment. (See Question 12)
Certificates

15.	Will certificates be issued for shares of common stock purchased under the Plan?
Certificates for shares of common stock purchased under the Plan will not be issued to you unless you request them. All shares credited to your account under the Plan will be issued to the Agent or its nominee, as agent for the Company. The number of shares credited to your account will be shown on your statement of account. This convenience protects against loss, theft or destruction of stock certificates, permits ownership of fractional shares and reduces the costs to be borne by the Company.

A certificate for any number of whole shares credited to your account under the Plan will be issued on your written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent. Any remaining full shares and fraction of a share will continue to be credited to your account. If you have authorized the reinvestment of dividends on all shares registered in your name, dividends on shares represented by the certificate issued to you will continue to be reinvested. Otherwise, dividend reinvestment will continue with respect to the number of shares registered in your name specified for dividend reinvestment on your Enrollment Form.
Certificates for fractions of a share will not be issued under any circumstances. (See Question 17)
Shares credited to your account may not be pledged. If you wish to pledge the whole shares credited to your account, you much request that certificates for those shares be issued in your name.
Accounts under the Plan are maintained in the name in which your certificates are registered at the time you entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued to you.

16.	May certificates for shares of common stock be deposited with the Agent?
A participant who holds certificates for common stock may send the unendorsed certificates to the Agent at the address set forth under Question 4 and have them registered in the name of the Agent or its nominee. The method of delivery of your certificates is at your election and at your risk. The Company recommends that certificates be sent by registered mail. Your certificates may be sent to the Agent when you join the Plan by enclosing your certificates with the Enrollment Form. If you are already a participant in the Plan and wish to have your certificates held by the Agent, you should mail the certificates to the Agent together with the completed form which is included with your quarterly statement of account. Additional Enrollment Forms can be obtained through the Agent’s website, http://shareholder.broadridge.com, or by calling Customer Service at 1-866-321-8022. Dividends on all shares represented by certificates deposited with the Agent will be reinvested automatically in additional shares of common stock pursuant to the Plan.

17.	How can shares of common stock be sold?
You can sell all or part of your shares of common stock held by the Plan in either of two ways. First, you may request certificates or have your broker request the Agent electronically transfer the number of whole shares you want to sell through the DRS Profile System and arrange for the sale of these shares through a broker-dealer of your choice.
Alternatively, you may request that the Agent sell for you some or all of your shares held by the Plan. The Agent will sell your shares for you through broker-dealers selected by the Agent in its sole discretion.
If you request that the Agent arrange for the sale of your shares, you will be charged a handling fee by the Agent and a commission by the broker-dealer selected by the Agent which will be deducted from the cash proceeds paid to you. The amount of the commission will vary depending on the broker-dealer selected and other factors. The handling fee charged by the Agent is currently $15.00 per transaction and $0.10 per share, subject to change. Participants should contact the Agent at the phone number listed in the response to Question 8 to verify the Agent’s handling fee before requesting a sale of shares through the Plan.
Shares being sold by you may be aggregated with those of other Plan participants who have requested sales. In that event, you will receive proceeds based on the average sales price of all shares sold, less your pro rata share of brokerage commissions, service charges and any applicable taxes.

18.	When will shares of common stock be sold?
The Agent will generally arrange for sales of Plan shares at least weekly and as often as daily. Payment will be made by check and mailed to the participant’s address of record as soon as practicable after the settlement date of the sale or remitted via ACH. You may also process your request online at or by phone at http://shareholder.broadridge.com or by phone at (844) 388-9273. As an added security measure, the Agent may apply a five (5) business day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions. The optional investment will be made by the independent purchasing agent and will occur within five (5) business days after receiving.

19.	Are there any expenses to participants in connection with purchases or sales under the Plan?
You will incur no brokerage commissions or fees for purchases made through the Plan unless, as noted below, you do not provide the Agent with sufficient funds for the purchases. There are no brokerage fees on newly issued shares purchased from the Company for your account. Brokerage fees on shares purchased on the open market will be paid by the Company, and, for tax purposes, these fees will be considered additional dividend income to you (see Questions 9 and 21). All costs of administering the Plan will be paid by the Company (see Question 9). If you request that the Agent arrange a sale of shares held by the Plan for you, all fees will be deducted from the proceeds of the sale (see Question 17). If the Agent does not receive a payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Agent will immediately remove from your account any shares of common stock purchased in anticipation of receiving such funds, and will be entitled to sell the shares to satisfy the amount owed. If the net proceeds from any sale of shares of common stock are insufficient to satisfy the balance of the collected amounts, the Agent may arrange for sales of additional shares from your account as necessary to satisfy the uncollected balance. In addition, the Agent may change your account for an “insufficient funds” fee, which, at this time, is $25.00. The Agent may place a hold on your account until the “insufficient funds” fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.
Termination of Participation

1.	How does a participant terminate participation in the Plan?
You may at any time terminate your participation in the Plan by notifying the Agent in writing.
If your notice of termination is received on or after the record date for the next dividend, that dividend will be reinvested for your account, but all subsequent dividends on those shares will be paid to you.
If you terminate your participation in the Plan or if the Company terminates the Plan, certificates for whole shares credited to your account under the Plan will be issued to you and a cash payment will be made for a fraction of a share. The cash payment will be based on the last sale price of the Company’s common stock reported on the NASDAQ Global Select Market System on the day the notice of termination is received by the Agent or on the next day on which the NASDAQ Global Select Market System is open if it is closed when the notice is received.
Other Information

2.	What are the federal income tax consequences of participation in the Plan?
Under Internal Revenue Service rulings in connection with similar plans, dividends which you reinvest in additional shares of common stock under the Plan will be treated for federal income tax purposes as having been received by you in the form of a taxable stock distribution rather than as a cash dividend. Under these rulings, an amount equal to the fair market value on the dividend payment date of shares acquired from the Company with reinvested dividends on that date will be treated as a dividend paid to your which must be included in your gross income. When the Agent purchases shares for your Plan account in the open market with reinvested dividends, you must include in gross income a dividend equal to the actual price paid by the Agent for those shares.
The Internal Revenue Service has issued a letter ruling which held that brokerage commissions and service charges paid by a corporation in connection with the open market purchases of shares pursuant to a dividend reinvestment plan are includible in the gross income of participants in that plan. To the extent that ruling is a correct interpretation of the law and applicable to the Plan, when shares are purchased for your Plan account in the open market, you must include in your gross income a dividend equal to that portion of any brokerage commissions and service charges paid by the Company which are attributable to the purchase of such shares. Any such service charges included in income would be deductible by participants who itemize deductions, subject to applicable limitations.
You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize tax gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged. You also will recognize gain or loss when you receive a cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount which you receive for your shares or fractional share and the tax basis thereof.
Under the rulings referred to above, the tax basis of shares acquired from the Company under the Plan by reinvestment of dividends will be equal to the fair market value of the shares on the dividend payment date on which the shares are purchased for your Plan account. The tax basis of shares acquired by the Agent in the open market with reinvested dividends will be the purchase price thereof paid by the Agent plus an allocable share of any brokerage commissions paid by the Company. The holding period of shares of common stock acquired under the Plan will begin on the day following the date as of which the shares are purchased for you.

If your dividends become subject to the backup withholding tax of the tax laws, dividends reinvested for you under the Plan will be reduced by the amount of tax required to be withheld.
The foregoing is only an outline of the Company's understanding of some of the applicable federal tax provisions. For further information as to the tax consequences of participation in the Plan, including state, local and foreign tax consequences and any future changes in applicable law or interpretations thereof, you should consult with your own tax advisors.

3.	What happens if a participant sells a portion of the shares of common stock registered in the participant's name?
If you have authorized the reinvestment of dividends on all shares registered in your name and then dispose of a portion of those shares, the dividends on the remaining shares will continue to be reinvested.
If you have authorized the reinvestment of dividends on part of the shares registered in your name and then dispose of a portion of those shares, the dividends on the lesser of (1) the shares with respect to which reinvestment of dividends was originally authorized, or (2) all of the remaining shares, will continue to be reinvested.

4.	What happens when a participant sells or transfers all of the shares registered in his or her name?
If you dispose of all shares registered in your name with respect to which you participate in the Plan, the dividends on the shares credited to your account under the Plan will continue to be reinvested until the Agent is otherwise notified.

5.	What happens if the Company issues a stock dividend or declares a stock split?
Any stock dividends or split shares distributed by the Company on shares of common stock credited to your account under the Plan will be added to your account. Stock dividends or split shares distributed on shares of common stock registered in your name will be distributed to you in the same manner as to shareholders who are not participants in the Plan.

6.	How will a participant's shares be voted at meetings of shareholders?
You will receive a proxy indicating the total number of your shares of common stock, including shares of common stock registered in your name and shares of common stock credited to your account under the Plan.
If your proxy is returned properly signed and marked for voting, all the shares covered by the proxy--those registered in your name and those credited to your account under the Plan--will be voted as marked.
If your proxy is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, all of your shares--those registered in your name and those credited to your account under the Plan--will be voted in accordance with the recommendations of the board of directors of the Company. If the proxy is not returned, or if it is returned unsigned or improperly signed, your shares may be voted only if you vote in person.

7.	What is the responsibility of the Company and the Agent under the Plan?
Neither the Company nor the Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omissions to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of the death.
Neither the Company nor the Agent can assure any participant of a profit or protect any participant against a loss on the shares purchased by him or her under the Plan.

8.	Who regulates and interprets the Plan?
The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable.

9.	May the Plan be changed or discontinued?
The Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any suspension, modification or termination will be mailed to all participants.
DESCRIPTION OF COMMON STOCK
The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our articles of incorporation and bylaws before you purchase any shares of our common stock.

General

Under our Articles of Incorporation, we have authority, without further stockholder action, to provide for the issuance of up to 18,000,000 shares of common stock. We may amend our Articles of Incorporation from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of our stock entitled to vote.

As of May 25, 2018, we had 10,851,033.2453 shares of common stock issued and outstanding. In addition, we have 7,148,966.7547 shares potentially issuable in the future, including 554,922.9527 shares for employee benefit and dividend reinvestment plans, 0 shares for unexercised stock options, and 255,645 shares for the 2010 Equity Incentive Plan. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock. Our common stock is listed on NASDAQ under the symbol “FNLC”.

Dividends

Subject to the preferential rights of any other class or series of stock that may be issued in the future, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by our board of directors, out of assets that we may legally use to pay dividends. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock.

Our ability to pay dividends on our common stock:

·    Depends primarily upon the ability of our subsidiary, the Bank, to pay dividends or otherwise transfer funds to us; and
·    Is subject to policies established by the Federal Reserve Board.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. Subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, directors are elected by the vote of the holders of a majority of the outstanding shares of stock entitled to vote at a meeting in which directors are elected.

Other Rights

Subject to the preferential rights of any other class or series of stock that may be issued in the future, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Maine law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Board Terms and Other Matters

All of our directors are elected for a one-year term. Our bylaws require that shareholders provide the Secretary of the Company with notice of proposed director nominee(s) not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after the preceding year’s annual meeting, notice will be timely if it is delivered not earlier than 120 days before and not later than 90 days before the annual meeting or 10 days after notice of the date of the annual meeting is provided. Maine law provides that special meetings of shareholders of the Company may be called only by a majority of the board of directors, by the person or persons authorized to do so by the articles of incorporation or bylaws or if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver a demand for the meeting to the corporation. Applicable provisions of Maine law provide that shareholders may take action by written consent in lieu of a meeting, provided that the written consent is signed by all holders of shares entitled to vote at a meeting. These provisions may diminish the likelihood that a potential acquiror would make an offer for our common stock or that there would otherwise be a change in control of the Company.

Maine Anti-Takeover Laws

We are subject to the provisions of Section 1109 of Chapter 11 of the Maine Business Corporation Act, an anti-takeover law. In general, this statute prohibits a publicly-held Maine corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either (1) the interested shareholder obtains the approval of the board of directors prior to becoming an interested shareholder or (2) the business combination is approved, subsequent to the date of the transaction in which the person becomes an interested shareholder, by the Board of Directors of the Maine corporation and authorized by the holders of a majority of the outstanding voting stock of the corporation not beneficially owned by that “interested stockholder” or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An interested shareholder is any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Exchange Act which is not then reportable on a Schedule 13D under the Exchange Act. We may at any time amend our articles of incorporation or bylaws, by vote of the holders of at least 66 2/3% of our voting stock, to elect not to be governed by Section 1109.

We also are subject to the provisions of Section 1110 of the Maine Business Corporation Act, entitled “Right of shareholders to receive payment for shares following control transaction.” Section 1110 of the Maine Business Corporation Act generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Exchange Act with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which become a “controlling person,” which generally is defined to mean an individual, firm or entity (or group thereof) which has voting power over at least 25% of the outstanding voting shares of the corporation. Such a demand must be submitted to the “controlling person” within 30 days after the “controlling person” provides required notice to the shareholders of the acquisition or transactions which resulted in such person or group becoming a “controlling person.”

Transfer Agent

The transfer agent and registrar for the common stock is the Broadridge Corporate Issuer Solutions, Inc.
LEGAL OPINION
The validity of the shares of common stock offered hereby will be passed upon for the Company by Pierce Atwood LLP, Portland, Maine, the Company’s outside counsel.
EXPERTS
The consolidated financial statements of The First Bancorp, Inc. and subsidiary appearing in The First Bancorp, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Berry, Dunn, McNeil & Parker, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 2018 and March 31, 2017 incorporated by reference in this prospectus, Berry, Dunn, McNeil & Parker have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in The First Bancorp, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because the report is not a “report” or a “part” of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Acct.
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.
THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PORTIONS OF WHICH HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, AND TO WHICH PORTIONS REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY AND THE SECURITIES OFFERED HEREBY.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses (all but the SEC fees are estimates) payable by the registrant in connection with the filing of this Form S-3 Registration Statement:

SEC Registration fee *	$901
Legal fees and expenses**	3,000
Accounting fees and expenses**	1,500
Printing and related expenses**	1,000
Miscellaneous expenses**	—
Total	$6,401

* No additional securities are being reported. Registration fees were paid with the original filing of the registration statement on July 2, 2001. No additional registration fees are required.
** Estimated.

Item 15. Indemnification of Directors and Officers

The Maine Business Corporation Act, or MBCA, permits a corporation to indemnify a director against the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, if: (i) the director’s conduct was in good faith, (ii) the director reasonably believed, in the case of the director’s official capacity, the conduct was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (iii) in a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. The corporation may only indemnify a director in connection with a proceeding if such proceeding is by or in the right of the corporation, only if the above standards are met, and only for reasonable expenses incurred in connection with such proceeding. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre is not, of itself, determinative that the director did not meet the standard of conduct necessary for indemnification. Notwithstanding the foregoing, a corporation may not indemnify a director if the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled whether or not involving the director’s official capacity. In addition, the MBCA provides that a corporation must indemnify a director against reasonable expenses incurred by the director in connection with the proceeding where the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation.

The MBCA permits a corporation to indemnify officers to the same extent as directors, except that a corporation may not indemnify an officer for liability that arises out of conduct that constitutes: (a) receipt of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law.

Our bylaws provide that the Company shall indemnify any director and may indemnify any officer for liability to any person or for any action or for failure to take any action except liability for: (1) receipt of a benefit to which the individual was not entitled, (2) an intentional infliction of harm on the Company or its shareholders or (3) an intentional violation of criminal law. The decision whether to indemnify an officer and to what extent shall be determined by the board of directors within a reasonable time after receiving a request for indemnification. The board of directors may determinate to postpone such decision if additional information is needed or reconsider a decision already made if the officer presents additional relevant information.

The MBCA permits a corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request in such role for another entity against liability asserted against or incurred by that individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to otherwise indemnify or advance expenses to the individual.

The Company has purchased director’s and officer’s liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Maine.

Item 16. Exhibits.

Exhibit #	Description

3.1	Conformed Copy of the Company’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed under item 5.03 on October 7, 2004).
3.2
Amendment to the Company’s Articles of Incorporation (incorporated by reference to the Definitive Proxy Statement for the Company’s 2008 Annual Meeting filed on March 14, 2008, and also to Exhibit 3.1 to the Company’s Form 8-K filed under item 5.03 on May 1, 2008).

3.3	Amendment to the Company’s Articles of Incorporation authorizing issuance of preferred stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on December 29, 2008).
3.4	Conformed Copy of the Company’s Bylaws (incorporated by reference to Exhibit 3.5 to the Company’s Form 10-K filed on March 10, 2017).
5.1	Opinion of Pierce Atwood LLP.*
23.1	Consent of Berry, Dunn, McNeil & Parker, LLC.*
23.2	Consent of Pierce Atwood LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on the signature page hereto).
99.1	The First Bancorp. Inc. Dividend Reinvestment Plan (included in prospectus)
99.2	Form of The First Bancorp, Inc. Dividend Reinvestment Plan Enrollment Form*
* Filed herewith.

Item 17.     Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that:
(1) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
 (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
 (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
 (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the last quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Damariscotta, State of Maine, on this 1st day of June 2018.

THE FIRST BANCORP, INC.

By:    /s/ Richard M. Elder
    Richard M. Elder
Executive Vice President & Chief Financial Officer

Exhibit 24.1 Powers of Attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Tony C. McKim and Richard Elder, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Title	Date
/s/ Tony C. McKim	President &Chief Executive Officer and Director	June 1, 2018
Tony C. McKim	(principal executive officer)
/s/ Richard Elder	Executive Vice President & Chief Financial Officer	June 1, 2018
Richard Elder	(principal financial and accounting officer)
/s/ Stuart G. Smith	Directors	June 1, 2018
Stuart G. Smith
/s/ Katherine M. Boyd	Director	June 1, 2018
Katherine M. Boyd
/s/ Robert B. Gregory	Director	June 1, 2018
Robert B. Gregory
/s/ Renee W. Kelly	Director	June 1, 2018
Renee W. Kelly
/s/ Mark N. Rosborough	Director and Chairman of the Board	June 1, 2018
Mark N. Rosborough
/s/ Cornelius J. Russell	Director	June 1, 2018
Cornelius J. Russell
/s/ Bruce B. Tindal	Director	June 1, 2018
Bruce B. Tindal
/s/ F. Stephen Ward	Director	June 1, 2018
F. Stephen Ward